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                                                                    EXHIBIT 10.3

                [LETTERHEAD OF IMPCO TECHNOLOGIES APPEARS HERE]

                                     IMPCO
                             EMPLOYMENT AGREEMENT


     This Employment Agreement is made this second day of August 1999 by and between Brian Olson [herein Employee] having a principal residence at 6315 Royal Grove Drive, Huntington Beach, California 92648 and IMPCO Technologies Inc. [herein Employer], a Delaware corporation, having its principal place of business at 16804 Gridley Place, Cerritos, California 90703.

                                   RECITALS

     WHEREAS, Employer desires to employ employee as its Chief Financial Officer [CFO]; and

     WHEREAS, Employee desires to perform the duties as Chief Financial Officer according to the terms and conditions contained herein; and

     WHEREAS, Employee and Employer desire to reduce their agreements to a writing.

     NOW, THEREFORE, in considerations of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term. The term of this Agreement shall be one [1] year from the date first written above except as set forth in Article 4 Termination. This Agreement
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     may be extended for an additional period of one [1] year if the parties shall agree in a writing at least thirty [30] days prior to the expiration of the Agreement. Nothing in this Agreement requires the extension of the Agreement. At the conclusion of this Agreement Employee shall continue as CFO as an at will employee.

2. Compensation. For all services rendered by Employee under this Agreement Employee shall receive compensation as follows:

     2.1 Salary. During the term of this Agreement, Employee shall receive a salary of one hundred and thirty thousand dollars [[$130,000.00] per year, payable in twenty-six, equal, bi-weekly installments, subject to such increases as may be mutually agreed by the parties hereto from time to time.

     2.2 Bonus. Employee shall be entitled to annual or periodic bonuses, as may be paid to him from time to time by Employer in its sole discretion.

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     2.3  Fringe Benefits.  Employee shall be entitled to such medical, accident and health plans and retirement plans and other fringe benefit plans, in accordance with their terms, as shall be made available by Employer generally to its employees.

     2.4 Other Benefits. Employee shall be entitled to receive such other benefits, as Employer in its sole discretion may determine, as Employer provides for employees of the same class.

3. Duties

     3.1 It is understood and agreed that Employee will faithfully and diligently serve Employer to the best of his ability in his position as Chief Financial Officer.

     3.2 Employee will devote his full time, attention and energies during normal business hours to the performance of his duties as an employee of Employer, and he will not, during the term of his employment hereunder, engage in any other business activity, whether or not for profit, except for passive investments in firms or businesses which do not compete with Employer.

     3.3 Employee warrants that he will not, during the term of his employment hereunder, do any act or engage in any conduct, or permit, condone or acquiesce in any act or conduct of other persons, which could cause Employer, its parent or any of its subsidiaries to be in violation of any law and statute, and Employee agrees to indemnify and hold Employer, and its parent and subsidiaries, if any, harmless against any and all liabilities, claims, damages, fees, losses and expenses of any kind or nature whatsoever attributable directly or indirectly, to a violation of this warranty.

     3.4 If Employee is elected or appointed a director or officer of Employer, Employee will serve in such capacity without further compensation; but nothing shall be construed as requiring the election or appointed of Employee as an officer or director of Employer.

4. Termination. The employment of Employee Agreement shall terminate at the end of the term or terms defined in Article 1 Term or at such earlier date
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     as are set forth below:

     4.1  Death. The death of Employee

     4.2 Disability. In the event of Employee's total and permanent disability, then, ninety [90] days following the occurrence of such disability Employee's employment hereunder shall terminate.

     4.3 Termination for Cause. Employer shall have the absolute right, at any time, to discharge Employee for cause.

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5.   Effect of Termination.   If Employee is terminated for any reason other
     than those listed in Article 4 Termination the Employee shall be entitled
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     to following:

     5.1 Severance Pay. A severance payment equal to up to the greater of twenty six (26) weeks of salary at the Employee's then current salary or until Employee shall become employed whichever shall first occur; and

     5.2 Outplacement Services. Outplacement services for up to nine [9] months or until Employee shall become employed whichever shall first occur; and

     5.3 Insurance. Employer shall make all COBRA insurance payments for up to six [6] months whichever shall first occur.

6.   General Provisions.

     6.1 Enforceable Rights. This Agreement and the Associated Agreements shall not be deemed to confer any rights upon or be enforceable by anyone other than the parties here to or thereto; provided, however, that they shall inure to the benefit of and be binding upon any corporation into or with which any party shall be merged or consolidated or to which it shall sell substantially all its assets and which shall agree in writing with the other parties hereto to be bound by all of the provisions of this Agreement and the Associated Agreements [if any] as though it had been a party hereto, in which case the transferee shall be deemed to be entitled to the benefits of and be bound by the provisions of this Agreement to the same extent as the transferor.

     6.2 Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes all prior other agreements and understandings between the parties, and their officers, directors, or employees as to the subject matter hereof. None of the parties has relied upon any oral representation or oral information given to it by any representative of any of the other parties. No change in this Agreement shall be effective either as a result of a course of conduct or oral statements or other than by a writing duly authorized representative of each of the parties hereto and thereto.

     6.3 Waiver. A failure by any of the parties to this Agreement to assert its rights for or upon any breach of this Agreement or any such other agreement shall not be deemed a waiver of such rights nor shall any waiver be implies from any act. No waiver in writing by a party with respect to any right shall extend its effect to any subsequent breach either of like or different kind.

     6.4 Severability. In the event that any part or parts of this Agreement shall be held illegal or null and void by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining parts of this or such agreement and they shall remain in full force and effect as if such part or parts determined illegal or void had not been included herein; provided, however, that

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          nothing in this paragraph shall relieve any party of any liability for breach of covenant, warranty, or representation.

     6.5 Cost. Each Party hereto shall pay its own cost and expenses related to negotiation, drafting and signing of this Agreement.

     6.6 Headings. Headings in this Agreement are included herein for convenience or reference only and shall not constitute a part of this Agreement.

     6.7 Counterparts. This Agreement may be executed in one or more counterparts hereto. All counterparts shall be construed together and shall constitute one Agreement.

     6.8 Amendment or Modification. This Agreement may not be modified or amended except by writing duly signed by the authorized representatives of the Parties.

     6.9 Assignment. Employee shall not have the right to transfer or assign any or all of his rights or interests hereunder.

     6.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.


Employer                                     Employee
IMPCO Technologies Inc.                      Brian Olson


                                             /s/
________________________________             ---------------------------------
Robert M. Stemmler                           Brian Olson
President & CEO                              Employee


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